UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2013

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 13, 2013, in Tokyo, Japan (May 12, 2013, in San Francisco, CA), Medivation, Inc.’s alliance partner, Astellas Pharma Inc., reported its financial results for its fourth fiscal quarter and year ended March 31, 2013. In accordance with Tokyo Stock Exchange rules, Astellas provided guidance on anticipated net sales of XTANDI in the U.S. for its fiscal year ending March 31, 2014, which guidance was approximately $400 million. Astellas’ guidance with respect to future net sales of XTANDI is a forward-looking statement that involves a number of risks and uncertainties, many of which are outside of Astellas’ control, including the degree of market acceptance of XTANDI that could cause actual results to differ materially from projected results.

Medivation is providing this information, which is taken directly from Astellas’ public announcement, solely for the purpose of providing all of Medivation’s investors with equal access to this third-party information. By providing this information from Astellas, Medivation does not in any way endorse or adopt these numbers or projections. Medivation is not providing any guidance regarding future sales of XTANDI and makes no comment regarding Astellas’ guidance with respect to future net sales of XTANDI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: May 13, 2013	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer